Exhibit 99.1

AMIS Holdings, Inc. Reports Fourth Quarter and Full Year 2007 Financial Results

  Record Annual Revenue of $615.8 million
  GAAP Q407 Gross Margin of 46.0%, Non-GAAP 46.2%
  GAAP Q407 Operating Margin of 10.1%, Non-GAAP 16.8%

POCATELLO, Idaho--(BUSINESS WIRE)--AMIS Holdings, Inc. (NASDAQ:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported its financial results for the fourth quarter and year ended December 31, 2007.

Financial Results

Fourth quarter 2007 revenue was $153.8 million, representing a sequential decline of less than one percent. Gross margin for the fourth quarter of 2007 was 46.0 percent, up 200 basis points sequentially and 130 basis points year over year. On a non-GAAP basis, gross margin for the fourth quarter was 46.2 percent, up 200 basis points sequentially and 130 basis points compared to the same period in 2006. Non-GAAP gross margin for the fourth quarter of 2007 and 2006 excludes stock-based compensation expense.

Operating margin was 10.1 percent in the fourth quarter 2007, up 180 basis points sequentially, and 30 basis points year over year. On a non-GAAP basis, operating margin for the fourth quarter of 2007 was 16.8 percent, up 110 basis points both sequentially and year over year. The sequential increase in non-GAAP operating margin was driven by improved gross margins, savings realized from restructuring initiatives during the first half of 2007, and spending controls during the fourth quarter. Non-GAAP operating margin for the fourth quarter of 2007 and 2006 excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation expense. In addition, fourth quarter 2007 non-GAAP operating margin excludes approximately $1.3 million of fees associated with the Audit Committee accounting review.

Net income for fourth quarter 2007 was $10.0 million, or $0.11 per diluted share, which compares to net income of $12.1 million, or $0.13 per diluted share, for the same period in 2006. Non-GAAP net income for fourth quarter 2007 was $18.3 million, or $0.20 per diluted share, compared to non-GAAP net income of $19.1 million, or $0.21 per diluted share, in fourth quarter 2006. Fourth quarter 2007 and 2006 non-GAAP net income exclude amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation expense, net of taxes. In addition, fourth quarter 2007 non-GAAP net income also excludes $0.8 million in fees associated with the Audit Committee accounting review and $0.6 million for acquisition expenses related to the previously announced pending merger with ON Semiconductor, both net of taxes.

Revenue for 2007 was $615.8 million, an increase of two percent over 2006. Net income for 2007 was $29.4 million, or $0.33 per diluted share, compared to $37.4 million, or $0.42 per diluted share, in 2006. Non-GAAP net income for 2007 was $65.0 million, or $0.72 per diluted share, compared to non-GAAP net income of $63.5 million, or $0.71 per diluted share, in 2006. Full year 2007 and 2006 non-GAAP net income excludes amortization of acquisition-related intangibles, restructuring and impairment charges, and stock-based compensation expense, net of taxes. Non-GAAP net income for 2007 also excludes $0.5 million for charges related to the secondary offering conducted in the first quarter, $0.8 million in fees associated with the Audit Committee accounting review, and $0.6 million for the previously identified acquisition related expenses, all net of tax effects.

The Company generated operating cash flow during the quarter of $38.7 million and $87.5 million during the full year 2007. Cash at the end of the quarter was $117.4 million, an increase of $28.1 million sequentially, due primarily to improved working capital management. Capital expenditures during fourth quarter 2007 were $9.0 million, bringing full year capital expenditures to $50.0 million or approximately eight percent of revenue.

“I am pleased that we completed 2007 with fourth quarter non-GAAP gross margins of over 46 percent, which exceeded our target set in early June,” stated Christine King, chief executive officer. “This along with aggressive expense control during the fourth quarter enhanced non-GAAP operating leverage to the highest operating margin in over two years at nearly 17 percent. We also achieved record design wins during the year and are entering 2008 with our most robust design pipeline ever. In addition, during 2007 we successfully generated over $120 million in revenue from new products introduced during the year.”

Business Outlook

  Revenue is expected to be between $145 million and $150 million,
  Gross margin is expected to be roughly flat sequentially,
  GAAP diluted earnings per share is expected to be in the range of $0.07 to $0.10. Excluding amortization of acquisition related intangibles, restructuring and impairment charges, stock-based compensation expense and any acquisition related expenses, non-GAAP diluted earnings per share is expected to be in the range of $0.15 to $0.17.

Conference Call and Webcast Information

Christine King, chief executive officer, along with Joe Passarello, senior vice president and chief financial officer, will host a conference call on January 29, 2008 at 5 p.m. ET, to discuss the Company’s fourth quarter and full year financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company’s web site at http://www.amis.com. A webcast replay will be available at that same location until close of business February 12, 2008.

About AMI Semiconductor

AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art mixed-signal and digital products, AMIS is committed to providing customers in the automotive, medical, industrial, mil/aero, and communication markets with the optimal value, quickest time-to-market semiconductor solutions. AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the North America, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

Additional Information Regarding Non-GAAP Financial Measures

Management provides the non-GAAP financial measures presented in this release because we use them as an additional measure of our operating performance and we believe that excluding these items enhances comparability between current and prior periods. Please see the reconciliation of each of these non-GAAP financial measures to its closest GAAP financial measure in the financial statements that accompany this release. Non-GAAP net income and non-GAAP earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operational data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.

Forward Looking Statements

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include first quarter 2008 guidance on revenue, gross margin, and GAAP and non-GAAP earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include unexpected expenses associated with the proposed merger with ON Semiconductor, customer and/or employee losses as a result of the proposed merger, failure to maintain and improve the quality and effectiveness of our internal controls over financial reporting, failure to properly and efficiently operate our manufacturing facilities and to take the actions necessary to increase our gross margins and avoid manufacturing defects and unnecessary scrap, inability to sell the inventories of products on hand, inability to protect our proprietary technology and operate without infringing the proprietary rights of others, our ability to manage the availability, capacity and quality of our subcontractors, the failure to properly execute on anticipated restructuring plans, fluctuations in customer demand, timing and success of new products, loss of key personnel, general economic and political uncertainty, conditions in our target markets or the semiconductor industry, and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

AMIS Holdings, Inc.
Condensed Consolidated Statements of Income
(In Millions - Unaudited)

Three Months Ended
December 31, 2007

		Adjustments
	GAAP	Amortization of Acquisition Related Intangible Assets	Restructuring and Impairment Charges	Stock Compensation Expense	Audit Committee Accounting Review	ON Acquisition Related Expenses	Non-GAAP
Revenue	$153.8	$-	$-	$-	$-	$-	$ 153.8
Cost of revenue	83.0	-	-	(0.3)	-	-	82.7
Gross profit	70.8	-	-	(0.3)	-	-	71.1

Operating expenses:
Research & development	26.8	-	-	(0.8)	-	-	26.0
Selling, general and administrative	21.9	-	-	(1.3)	(1.3)	-	19.3
Amortization of acquisition-related intangibles	5.3	(5.3)	-	-	-	-	0.0
Restructuring and impairment charges	1.2	-	(1.2)	-	-	-	0.0
	55.2	(5.3)	(1.2)	(2.1)	(1.3)	-	45.3

Operating income	15.6	5.3	1.2	2.4	1.3	-	25.8

Non-operating expenses, net	5.8	-	-	-	-	(0.9)	4.9

Income before income taxes	9.8	5.3	1.2	2.4	1.3	0.9	20.9
(Benefit) Provision for income taxes	(0.2)	0.9	0.4	0.7	0.5	0.3	2.6
Net income	$10.0	$4.4	$0.8	$1.7	$0.8	$0.6	$ 18.3

Earnings per share
Basic	$0.11						$ 0.20
Diluted	$0.11						$ 0.20

Weighted average shares
Basic	89.4						89.4
Diluted	90.0						90.0

Key Ratios & Information:

Gross margin	46.0%						46.2%
Operating margin	10.1%						16.8%
Three Months Ended
December 31, 2006

		Adjustments
	GAAP	Amortization of Acquisition Related Intangible Assets	Restructuring and Impairment Charges	Stock Compensation Expense	Non-GAAP
Revenue	$157.0	$-	$-	$-	$157.0
Cost of revenue	86.8	-	-	(0.3)	86.5
Gross profit	70.2	-	-	(0.3)	70.5

Operating expenses:
Research & development	26.4	-	-	(0.7)	25.7
Selling, general and admini- strative	21.0	-	-	(0.9)	20.1
Amortization of acquisition-related intangibles	5.0	(5.0)	-	-	0.0
Restructuring and impairment charges	2.4	-	(2.4)	-	0.0
	54.8	(5.0)	(2.4)	(1.6)	45.8

Operating income	15.4	5.0	2.4	1.9	24.7

Non-operating expenses, net	5.2	-	-	-	5.2

Income before income taxes	10.2	5.0	2.4	1.9	19.5
(Benefit) Provision for income taxes	(1.9)	0.8	0.9	0.6	0.4
Net income	$12.1	$4.2	$1.5	$1.3	$19.1

Earnings per share
Basic	$0.14				$0.22
Diluted	$0.13				$0.21

Weighted average shares
Basic	88.1				88.1
Diluted	89.8				89.8

Key Ratios & Information:

Gross margin	44.7%				44.9%
Operating margin	9.8%				15.7%
AMIS Holdings, Inc.
Condensed Consolidated Statements of Income
(In Millions - Unaudited)

Twelve Months Ended
December 31, 2007

		Adjustments
	GAAP	Amortization of Acquisition Related Intangible Assets	Restructuring and Impairment Charges	Stock Compensation Expense	Secondary Offering Expenses	Audit Committee Accounting Review	ON Acquisition Related Expenses	Non-GAAP
Revenue	$615.8	$-	$-	$-	$-	$-	$-	$615.8
Cost of revenue	339.6	-	-	(1.1)	-	-	-	338.5
Gross profit	276.2	-	-	(1.1)	-	-	-	277.3

Operating expenses:
Research & development	105.1	-	-	(2.6)	-	-	-	102.5
Selling, general and administrative	87.4	-	-	(4.3)	-	(1.3)	-	81.8
Amortization of acquisition-related intangibles	20.7	(20.7)	-	-	-	-	-	0.0
Restructuring and impairment charges	16.8	-	(16.8)	-	-	-	-	0.0
	230.0	(20.7)	(16.8)	(6.9)	-	(1.3)	-	184.3

Operating income	46.2	20.7	16.8	8.0	-	1.3	-	93.0

Non-operating expenses, net	21.8	-	-	-	(0.8)	-	(0.9)	20.1

Income before income taxes	24.4	20.7	16.8	8.0	0.8	1.3	0.9	72.9
(Benefit) Provision for income taxes	(5.0)	3.4	6.0	2.4	0.3	0.5	0.3	7.9
Net income	$29.4	$17.3	$10.8	$5.6	$0.5	$0.8	$0.6	$65.0

Earnings per share
Basic	$0.33							$0.73
Diluted	$0.33							$0.72

Weighted average shares
Basic	88.9							88.9
Diluted	89.8							89.8

Key Ratios & Information:

Gross margin	44.9%							45.0%
Operating margin	7.5%							15.1%
Twelve Months Ended
December 31, 2006

		Adjustments
	GAAP	Amortization of Acquisition Related Intangible Assets	Restruct- uring and Impairment Charges	Stock Compensation Expense	Non-GAAP
Revenue	$605.6	$-	$-	$-	$605.6
Cost of revenue	334.5	-	-	(0.8)	333.7
Gross profit	271.1	-	-	(0.8)	271.9

Operating expenses:
Research & development	104.6	-	-	(3.1)	101.5
Selling, general and admini- strative	82.9	-	-	(3.9)	79.0
Amortization of acquisition-related intangibles	18.0	(18.0)	-	-	-
Restructuring and impairment charges	8.3	-	(8.3)	-	-
	213.8	(18.0)	(8.3)	(7.0)	180.5

Operating income	57.3	18.0	8.3	7.8	91.4

Non-operating expenses, net	18.7	-	-	-	18.7

Income before income taxes	38.6	18.0	8.3	7.8	72.7
Provision for income taxes	1.2	2.7	2.9	2.4	9.2
Net income	$37.4	$15.3	$5.4	$5.4	$63.5

Earnings per share
Basic	$0.43				$0.72
Diluted	$0.42				$0.71

Weighted average shares
Basic	87.6				87.6
Diluted	89.4				89.4

Key Ratios & Information:

Gross margin	44.8%				44.9%
Operating margin	9.5%				15.1%
AMIS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$117.4	$77.1
Accounts receivable, net	103.6	110.1
Inventories	90.9	77.5
Deferred tax assets	2.9	3.9
Prepaid expenses and other current assets	31.6	32.3
Total current assets	346.4	300.9

Property, plant and equipment, net	226.1	215.9
Goodwill, net	95.8	89.1
Other intangibles, net	85.2	100.6
Deferred tax assets	70.1	61.3
Other long-term assets	28.5	23.4

Total assets	$852.1	$791.2

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2.8	$2.8
Accounts payable	56.8	56.5
Accrued expenses	50.1	58.4
Foreign deferred tax liability	0.2	2.3
Income taxes payable	0.1	1.7
Total current liabilities	110.0	121.7

Long-term debt, less current portion	274.0	276.8
Other long-term liabilities	11.6	10.0
Total liabilities	395.6	408.5

Stockholder's equity:
Common stock	0.9	0.9
Additional paid-in capital	566.2	553.6
Accumulated deficit	(183.1)	(211.5)
Accumulated other comprehensive income	72.5	39.7
Total stockholders' equity	456.5	382.7

Total liabilities and stockholders' equity	$852.1	$791.2
AMIS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In Millions)

	Twelve Months Ended:
	December 31,	December 31,
	2007	2006
	(unaudited)

Cash flows from operating activities
Net income	$29.4	$37.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70.5	67.9
Write-off of deferred financing costs	-	0.4
Amortization of deferred financing costs	0.7	0.8
Stock-based compensation expense	7.9	7.9
Impairment of long-term asset	2.7	0.6
Restructuring charges, net of cash expended	1.9	(0.6)
Benefit from deferred income taxes	(9.0)	(4.4)
Loss on disposition of property, plant and equipment	1.3	0.5
Changes in operating assets and liabilities:
Accounts receivable	11.7	(5.1)
Inventories	(8.5)	(6.6)
Prepaid expenses and other assets	(0.6)	(0.4)
Accounts payable and other accrued expenses	(20.5)	(4.6)
Net cash provided by operating activities	87.5	93.8
Cash flows from investing activities
Purchases of property, plant and equipment	(50.0)	(51.2)
Change in restricted cash	0.7	0.5
Change in other assets	(10.0)	(5.6)
Purchase of businesses	(0.7)	(27.0)
Net cash used in investing activities	(60.0)	(83.3)
Cash flows from financing activities
Payments on long-term debt	(2.8)	(38.2)
Proceeds from bank borrowings	-	-
Deferred financing costs	(0.6)	(0.1)
Change in pension liability	(0.6)	-
Proceeds from exercise of stock options	4.6	2.8
Net cash (used in) provided by financing activities	0.6	(35.5)

Effect of exchange rate changes on cash and cash equivalents	12.2	5.4
Net decrease in cash and cash equivalents	40.3	(19.6)
Cash and cash equivalents at beginning of period	77.1	96.7
Cash and cash equivalents at end of period	$117.4	$77.1

CONTACT:
AMI Semiconductor
Wade Olsen, 208-234-6045 (Investor Relations)
wade_olsen@amis.com
Tamera Drake, 208-234-6890 (Media Relations)
tamera_drake@amis.com